                                                                    Exhibit 4.11

                                    WARRANT


THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED
---------------
OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR SKYLYNX COMMUNICATIONS, INC. SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.


                              WARRANT TO PURCHASE

                            SHARES OF COMMON STOCK

                                      OF

                         SkyLynx Communications, Inc.

                      Expires the later of April 16, 2000
                      and a date six (6) months following
                        an Offering (as defined below)

No.: W-___                                     Number of Shares: ______
Date of Issuance: ________, 1999


     FOR VALUE RECEIVED, subject to the provisions hereinafter set forth, the undersigned, SkyLynx Communications, Inc., a Colorado corporation (together with its successors and assigns, the "Issuer"), hereby certifies that
                                 ------
_________________ or its registered assigns is entitled to subscribe for and purchase, during the period specified in this Warrant, up to _______ shares (subject to adjustment as hereinafter provided) of the duly authorized, validly issued, fully paid and non-assessable Common Stock of the Issuer, at an exercise price per share equal to the Warrant Price then in effect, subject, however, to the provisions and upon the terms and conditions hereinafter set forth. Capitalized terms used in this Warrant and not otherwise defined herein shall have the respective meanings specified in Section 7 hereof.

     1.   Term.  The right to subscribe for and purchase shares of Warrant Stock
          ----
represented hereby shall commence on the date of issuance of this Warrant and shall expire at the later of (i) 5:00 p.m., New York Time, on April 16, 2000 and (ii) a date six (6) months following an underwritten public offering (an "Offering")of any security
                                                      --------
of the Issuer (such period referred to herein as the "Term").
                                                      ----

     2.   Method of Exercise Payment: Issuance of New Warrant: Transfer and
          -----------------------------------------------------------------
Exchange.
--------

     (a)  Time of Exercise. The purchase rights represented by this Warrant may
          ----------------
be exercised in whole or in part at any time and from time to time during the Term.

     (b)  Method of Exercise. The Holder hereof may exercise this Warrant, in
          ------------------
whole or in part, by the surrender of this Warrant (with the exercise form attached hereto duly executed) at the principal office of the Issuer, and by the payment to the Issuer of an amount of consideration therefor equal to the Warrant Price in effect on the date of such exercise multiplied by the number of shares of Warrant Stock with respect to which this Warrant is then being exercised, payable at such Holder's election (i) in cash by certified or official bank check, (ii) at any time on or after the Original Issue Date through the date on or before the date the registration statement filed in accordance with the Registration Rights Agreement has been declared effective by the Securities and Exchange Commission by surrender to the Issuer for cancellation of a portion of this Warrant representing that number of unissued shares of Warrant Stock which is equal to the quotient obtained by dividing (A) the product obtained by multiplying the Warrant Price by the number of shares of Warrant Stock being purchased upon such exercise by (B) the difference obtained by subtracting the Warrant Price from the Per Share Market Value as of the date of such exercise, or (iii) by a combination of the foregoing methods of payment selected by the Holder of this Warrant. In any case where the consideration payable upon such exercise is being paid in whole or in part pursuant to the provisions of clause (ii) of this subsection (b), such exercise shall be accompanied by written notice from the Holder of this Warrant specifying the manner of payment thereof and containing a calculation showing the number of shares of Warrant Stock with respect to which rights are being surrendered thereunder and the net number of shares to be issued after giving effect to such surrender.

     (c)  Issuance of Stock Certificates.  In the event of any exercise of the
          ------------------------------
rights represented by this Warrant in accordance with and subject to the terms and conditions hereof, (i) certificates for the shares of Warrant Stock so purchased shall be dated the date of such exercise and delivered to the Holder hereof within a reasonable time, not exceeding three Trading Days after such exercise, and the Holder hereof shall be deemed for all purposes to be the Holder of the shares of Warrant Stock so purchased as of the date of such exercise, and (ii) unless this Warrant has expired, a new Warrant representing the number of shares of Warrant Stock, if any, with respect to which this Warrant shall not then have been exercised (less any amount thereof which shall have been canceled in payment or partial payment of the Warrant Price as hereinabove provided) shall also be issued to the Holder hereof at the Issuer's expense within such time.

     (d)  Transferability of Warrant.  Subject to the provisions of subsection
          --------------------------
(e) of this

Section 2, this Warrant may be transferred by a Purchaser without the consent of the Company. If transferred pursuant to this paragraph and subject to the provisions of subsection (e) of this Section 2, this Warrant may be transferred on the books of the Issuer by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant at the principal office of the Issuer, properly endorsed (by the Holder executing an assignment in the form attached hereto) and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. This Warrant is exchangeable at the principal office of the Issuer for Warrants for the purchase of the same aggregate number of shares of Warrant Stock, each new Warrant to represent the right to purchase such number of shares of Warrant Stock as the Holder hereof shall designate at the time of such exchange. All Warrants issued on transfers or exchanges shall be dated the Original Issue Date and shall be identical with this Warrant except as to the number of shares of Warrant Stock issuable pursuant hereto.

     (e)  Compliance with Securities Laws.
          --------------------------------

          (i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Warrant Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Warrant Stock to be issued upon exercise hereof except pursuant to an effective registration statement, or an exemption from registration, under the Securities Act and any applicable state securities laws.

          (ii) Except as provided in paragraph (iii) below, this Warrant and all certificates representing shares of Warrant Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form:

                THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR SKYLYNX COMMUNICATIONS, INC. SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

          (iii) The restrictions imposed by this subsection (e) upon the transfer of this Warrant and the shares of Warrant Stock to be purchased upon exercise hereof shall terminate (A) when such securities shall have been effectively registered under the Securities Act, (B) upon the Issuer's receipt of an opinion of counsel, in form and substance reasonably satisfactory to the Issuer, addressed to the Issuer to the effect that such restrictions are no longer required to ensure compliance with the Securities Act or (C) upon the Issuer's receipt of other evidence reasonably satisfactory to the Issuer that such registration is not required. Whenever such restrictions shall cease and terminate as to any such securities, the Holder thereof shall be entitled to receive from the Issuer (or its transfer agent and registrar), without expense (other than applicable transfer taxes, if any), new Warrants (or, in the case of shares of Warrant Stock, new stock certificates) of like tenor not bearing the applicable legends required by paragraph (ii) above relating to the Securities Act and state securities laws.

     (f)  Continuing Rights of Holder. The Issuer will, at the time of or at any
          ---------------------------
time after each exercise of this Warrant, upon the request of the Holder hereof or of any shares of Warrant Stock issued upon such exercise, acknowledge in writing the extent, if any, of its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided that if any such
                                                       --------
Holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Issuer to afford such rights to such Holder.

     3.   Stock Fully Paid: Reservation and Listing of Shares: Covenants.
          ---------------------------------------------------------------

     (a)  Stock Fully Paid.  The Issuer represents, warrants, covenants and
          ----------------
agrees that all shares of Warrant Stock which may be issued upon the exercise of this Warrant or otherwise hereunder will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by or through Issuer. The Issuer further covenants and agrees that during the period within which this Warrant may be exercised, the Issuer will at all times have authorized and reserved for the purpose of the issue upon exercise of this Warrant a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

    (b)   Reservation. If any shares of Common Stock required to be reserved for
          -----------
issuance upon exercise of this Warrant or as otherwise provided hereunder require registration or qualification with any governmental authority under any federal or state law before such shares may be so issued, the Issuer will in good faith use its best efforts as expeditiously as possible at its expense to cause such shares to be duly registered or qualified. If the Issuer shall list any shares of Common Stock on any securities exchange or market it will, at its expense, list thereon, maintain and increase when necessary such listing, of, all shares of Warrant Stock from time to time issued upon exercise of this Warrant or as otherwise provided hereunder, and, to the extent permissible under the applicable securities exchange rules, all unissued shares of Warrant Stock which are at any time issuable hereunder, so long as any shares of Common Stock shall be so listed. The Issuer will also so list on each securities exchange or market, and will maintain such listing of, any other securities which the Holder of this Warrant shall be entitled to receive upon the exercise of this Warrant if at the time any securities of the same class shall be listed on such securities exchange or market by the Issuer.

     (c)  Covenants. The Issuer shall not by any action including, without
          ---------
limitation, amending the Articles of Incorporation or the by-laws of the Issuer, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder hereof against dilution (to the extent specifically provided herein) or impairment. Without limiting the generality of the foregoing, the Issuer will (i) not permit the par value, if any, of its Common Stock to exceed the then effective Warrant Price,
(ii) not amend or modify any provision of the Articles of Incorporation or by-laws of the Issuer in any manner that would adversely affect in any way the powers, preferences or relative participating, optional or other special rights of the Common Stock or which would adversely affect the rights of the Holders of the Warrants, (iii) take all such action as may be reasonably necessary in order that the Issuer may validly and legally issue fully paid and nonassessable shares of Common Stock, free and clear of any liens, claims, encumbrances and restrictions (other than as provided herein) upon the exercise of this Warrant, and (iv) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be reasonably necessary to enable the Issuer to perform its obligations under this Warrant.

     (d)  Loss, Theft, Destruction of Warrants.  Upon receipt of evidence
          ------------------------------------
satisfactory to the Issuer of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Issuer or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Issuer will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same number of shares of Common Stock.

     (e)  Rights and Obligations under the Registration Rights Agreement.  The
          --------------------------------------------------------------
shares of Warrant Stock are entitled to the benefits and subject to the terms of the Registration Rights Agreement dated as of even date herewith between the Issuer and the Holders listed on the signature pages thereof (as amended from time to time, the "Registration Rights Agreement"). The Issuer shall keep or
                   -----------------------------
cause to be kept a copy of the Registration Rights Agreement, and any amendments thereto, at its chief executive office and shall furnish, without charge, copies thereof to the Holder upon request.

     4.   Adjustment of Warrant Price and Warrant Share Number.  The number and
          ----------------------------------------------------
kind of Securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events as follows:

     (a)  Recapitalization, Reorganization, Reclassification, Consolidation,
          ------------------------------------------------------------------
Merger or Sale.  (i)  In case the Issuer after the Original Issue Date shall do
--------------
any of the following (each, a "Triggering Event"): (a) consolidate with or merge
                               ----------------
into any other Person and the Issuer shall not be the continuing or surviving corporation of such consolidation or merger, or (b) permit any other Person to consolidate with or merge into the Issuer and the Issuer shall be the continuing or surviving Person but, in connection with such consolidation or merger, any Capital Stock of the Issuer shall be changed into or exchanged for Securities of any other Person or cash or any other property, or (c) transfer all or substantially all of its properties or assets to any other Person, or (d) effect a capital reorganization or reclassification of its Capital Stock, then, and in the case of each such Triggering Event, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant shall be entitled (x) upon the exercise hereof at any time after the consummation of such Triggering Event, to the extent this Warrant is not exercised prior to such Triggering Event, or is redeemed in connection with such Triggering Event, to receive at the Warrant Price in effect at the time immediately prior to the consummation of such Triggering Event in lieu of the Common Stock issuable upon such exercise of this Warrant prior to such Triggering Event, the Securities, cash and property to which such Holder would have been entitled upon the consummation of such Triggering Event if such Holder had exercised the rights represented by this Warrant immediately prior thereto, subject to adjustments and increases (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for in Section 4 hereof or (y) to sell this Warrant (or, at such Holder's election, a portion hereof) to the Person continuing after or surviving such Triggering Event, or to the Issuer (if Issuer is the continuing or surviving Person) at a sales price equal to the amount of cash, property and/or Securities to which a holder of the number of shares of Common Stock which would otherwise have been delivered upon the exercise of this Warrant would have been entitled upon the effective date or closing of any such Triggering Event (the "Event Consideration"), less the amount or portion of such
                       ----- -------------
Event Consideration having a fair value equal to the aggregate Warrant Price applicable to this Warrant or the portion hereof so sold.

     (ii) Notwithstanding anything contained in this Warrant to the contrary, the Issuer will not effect any Triggering Event unless, prior to the consummation thereof, each Person (other than the Issuer) which may be required to deliver any Securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant, (A) the obligations of the Issuer under this Warrant (and if the Issuer shall survive the consummation of such Triggering Event, such assumption shall be in addition to, and shall not release the Issuer from, any continuing obligations of the Issuer under this Warrant) and (B) the obligation to deliver to such Holder such shares of Securities, cash or property as, in accordance with the foregoing provisions of this subsection
(a), such Holder shall be entitled to receive, and such Person shall have similarly delivered to such Holder an opinion of counsel for such Person, which counsel shall be reasonably satisfactory to such Holder, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this subsection (a)) shall be applicable to the Securities, cash or property which such Person may be required to deliver upon any exercise of this Warrant or the exercise of any rights pursuant hereto.

     (iii) If with respect to any Triggering Event, the Holder of this Warrant has exercised its right as provided in clause (y) of subparagraph (i) of this subsection (a) to sell this Warrant or a portion thereof, the Issuer agrees that as a condition to the consummation of any such Triggering Event the Issuer shall secure such right of Holder to sell this Warrant to the Person continuing after or surviving such Triggering Event and the Issuer shall not effect any such Triggering Event unless upon or prior to the consummation thereof the amounts of cash, property and/or Securities required under such clause (y) are delivered to the Holder of this Warrant. The obligation of the Issuer to secure such right of the Holder to sell this Warrant shall be subject to such Holder's cooperation with the Issuer, including, without limitation, the giving of customary representations and warranties to the purchaser in connection with any such sale. Prior notice of any Triggering Event shall be given to the Holder of this Warrant in accordance with Section 11 hereof.

     (b)  Subdivision or Combination of Shares. If the Issuer, at any time while
          ------------------------------------
this Warrant is outstanding, shall subdivide or combine any shares of Common Stock, (i) in case of subdivision of shares, the Warrant Price shall be proportionately reduced (as at the effective date of such subdivision or, if the Issuer shall take a record of Holders of its Common Stock for the purpose of so subdividing, as at the applicable record date, whichever is earlier) to reflect the increase in the total number of shares of Common Stock outstanding as a result of such subdivision, or (ii) in the case of a combination of shares, the Warrant Price shall be proportionately increased (as at the effective date of such combination or, if the Issuer shall take a record of Holders of its Common Stock for the purpose of so combining, as at the applicable record date, whichever is earlier) to reflect the reduction in the total number of shares of Common Stock outstanding as a result of such combination.

     (c)  Certain Dividends and Distributions. If the Issuer, at any time while
          -----------------------------------
this Warrant is outstanding, shall:

          (i)  Stock Dividends. Pay a dividend in, or make any other
               ---------------
     distribution to its stockholders (without consideration therefor) of, shares of Common Stock, the Warrant Price shall be adjusted, as at the date the Issuer shall take a record of the Holders of the Issuer's Capital Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, as at the date of such payment or other distribution), to that price determined by multiplying the Warrant Price in effect immediately prior to such record date (or if no such record is taken, then immediately prior to such payment or other distribution), by a fraction (1) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (2) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution (plus in the event that the Issuer paid cash for fractional shares, the number of additional shares which would have been outstanding had the Issuer issued fractional shares in connection with said dividends); or

          (ii) Other Dividends.  Pay a dividend on, or make any distribution of
               ---------------
     its assets upon or with respect to (including, but not limited to, a distribution of its property as a dividend in liquidation or partial liquidation or by way of return of capital), the Common Stock (other than as described in clause (i) of this subsection (c)), or in the event that the Company shall offer options or rights to subscribe for shares of Common Stock, or issue any Common Stock Equivalents, to all of its holders of Common Stock, then on the record date for such payment, distribution or offer or, in the absence of a record date, on the date of such payment, distribution or offer, the Holder shall receive what the Holder would have received had it exercised this Warrant in full immediately prior to the record date of such payment, distribution or offer or, in the absence of a record date, immediately prior to the date of such payment, distribution or offer.

     (d)  Issuance of Additional Shares of Common Stock.  If the Issuer, at any
          ---------------------------------------------
time while this Warrant is outstanding, shall issue any Additional Shares of Common Stock (otherwise than as provided in the foregoing subsections (a) through (c) of this Section 4), at a price per share less than the Warrant Price then in effect or less than the Per Share Market Value then in effect or without consideration, then the Warrant Price upon each such issuance shall be adjusted to that price (rounded to the nearest cent) determined by multiplying the Warrant Price then in effect by a fraction:

         (i) the numerator of which shall be equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus (B) the number of
                                                        ----
     shares of Common Stock (rounded to the nearest whole share) which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at a price per share equal to the greater of the Per Share Market Value then in effect and the Warrant Price then in effect, and

         (ii) the denominator of which shall be equal to the number of shares of Common Stock outstanding immediately after the issuance of such Additional Shares of Common Stock.

The provisions of this subsection (d) shall not apply under any of the circumstances for which an adjustment is provided in subsections (a), (b) or (c) of this Section 4. No adjustment of the Warrant Price shall be made under this subsection (d) upon the issuance of any Additional Shares of Common Stock which are issued pursuant to any Common Stock Equivalent if upon the issuance of such Common Stock Equivalent (x) any adjustment shall have been made pursuant to subsection (e) of this Section 4 or (Y) no adjustment was required pursuant to subsection (e) of this Section 4. No adjustment of the Warrant Price shall be made under this subsection (d) in an amount less than $.01 per share, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment, if any, which together with any adjustments so carried forward shall amount to $.01 per share or more, provided that upon any adjustment of the Warrant Price as a result of any dividend or distribution payable in Common Stock or Convertible Securities or the reclassification, subdivision or combination of Common Stock into a greater or smaller number of shares, the foregoing figure of $.01 per share (or such figure as last adjusted) shall be adjusted (to the nearest one-half cent) in proportion to the adjustment in the Warrant Price.

     (e)  Issuance of Common Stock Equivalents. If the Issuer, at any time while
          ------------------------------------
this Warrant is outstanding, shall issue any Common Stock Equivalent and the price per share for which Additional Shares of Common Stock may be issuable thereafter pursuant to such Common Stock Equivalent shall be less than the Warrant Price then in effect or less than the Per Share Market Value then in effect, or if, after any such issuance of Common Stock Equivalents, the price per share for which Additional Shares of Common Stock may be issuable thereafter is amended or adjusted, and such price as so amended shall be less than the Warrant Price or less than the Per Share Market Value in effect at the time of such amendment, then the Warrant Price upon each such issuance or amendment shall be adjusted as provided in the first sentence of subsection (d) of this
Section 4 on the basis that (1) the maximum number of Additional Shares of Common Stock issuable pursuant to all such Common Stock Equivalents shall be deemed to have been issued (whether or not such Common Stock Equivalents are actually then exercisable, convertible or exchangeable in whole or in part) as of the earlier of (A) the date on which the Issuer shall enter into a firm contract for the issuance of such Common Stock Equivalent, or (B) the date of actual issuance of such Common Stock Equivalent, and (2) the aggregate consideration for such maximum number of Additional Shares of Common Stock shall be deemed to be the minimum consideration received or receivable by the Issuer for the issuance of such Additional Shares of Common Stock pursuant to such Common Stock Equivalent. No adjustment of the Warrant Price shall be made under this subsection (e) upon the issuance of any Convertible Security which is issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any adjustment shall previously have been made in the Warrant Price then in effect upon the issuance of such warrants or other rights pursuant to this subsection
(e). If no adjustment is required under this subsection (e) upon issuance of any Common Stock Equivalent or once an adjustment is made under this subsection (e) based upon the Per Share Market Value in effect on the date of such adjustment, no further adjustment shall be made under this subsection (e) based solely upon a change in the Per Share Market Value after such date.

     (f)  Purchase of Common Stock by the Issuer.  If the Issuer at any time
          --------------------------------------
while this Warrant is outstanding shall, directly or indirectly through a Subsidiary or otherwise, purchase, redeem or otherwise acquire any shares of Common Stock at a price per share greater than the Per Share Market Value then in effect, then the Warrant Price upon each such purchase, redemption or acquisition shall be adjusted to that price determined by multiplying such Warrant Price by a fraction (i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such purchase, redemption or acquisition minus the number of shares of Common Stock which the aggregate consideration for the total number of such shares of Common Stock so purchased, redeemed or acquired would purchase at the Per Share Market Value; and (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such purchase, redemption or acquisition. For the purposes of this subsection (f), the date as of which the Per Share Market Value shall be computed shall be the earlier of (x) the date on which the Issuer shall enter into a firm contract for the purchase, redemption or acquisition of such Common Stock, or (y) the date of actual purchase, redemption or acquisition of such Common Stock. For the purposes of this subsection (f), a purchase, redemption or acquisition of a Common Stock Equivalent shall be deemed to be a purchase of the underlying Common Stock, and the computation herein required shall be made on the basis of the full exercise, conversion or exchange of such Common Stock Equivalent on the date as of which such computation is required hereby to be made, whether or not such Common Stock Equivalent is actually exercisable, convertible or exchangeable on such date.

     (g)  Other Provisions Applicable to Adjustments Under this Section 4. The
          ---------------------------------------------------------------
following provisions shall be applicable to the making of adjustments in the Warrant Price hereinbefore provided in Section 4:

          (i)  Computation of Consideration.  The consideration received by the
               ----------------------------
     Issuer shall be deemed to be the following: to the extent that any Additional Shares of Common Stock or any Common Stock Equivalents shall be issued for a cash consideration, the consideration received by the Issuer therefor, or if such Additional Shares of Common Stock or Common Stock Equivalents are offered by the Issuer for subscription, the subscription price, or, if such Additional Shares of Common Stock or Common Stock Equivalents are sold to underwriters or dealers for public offering without a subscription offering, the public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts, commissions, or expenses paid or incurred by the Issuer for or in connection with the underwriting thereof or otherwise in connection with the issue thereof; to the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the fair market value of such consideration at the, time of such issuance as determined in good faith by the Board. The consideration for any Additional Shares of Common Stock issuable pursuant to any Common Stock Equivalents shall be the consideration received by the Issuer for issuing such Common Stock Equivalents, plus the additional consideration payable to the Issuer upon the exercise, conversion or exchange of such Common Stock Equivalents. In case of the issuance at any time of any Additional Shares of Common Stock or Common Stock Equivalents in payment or satisfaction of any dividend upon any class of Capital Stock of the Issuer other than Common Stock, the Issuer shall be deemed to have received for such Additional Shares of Common Stock or Common Stock Equivalents a consideration equal to the amount of such dividend so paid or satisfied. In any case in which the consideration to be received or paid shall be other than cash, the Board shall notify the Holder of this Warrant of its determination of the fair market value of such consideration prior to payment or accepting receipt thereof. If, within thirty days after receipt of said notice, the Majority Holders shall notify the Board in writing of their objection to such determination, a determination of the fair market value of such consideration shall be made by an Independent Appraiser selected by the Majority Holders with the approval of the Board (which approval shall not be unreasonably withheld), whose fees and expenses shall be paid by the Issuer.

          (ii)   Readjustment of Warrant Price.  Upon the expiration or
                 -----------------------------
     termination of the right to convert, exchange or exercise any Common Stock Equivalent the issuance of which effected an adjustment in the Warrant Price, if such Common Stock Equivalent shall not have been converted, exercised or exchanged in its entirety, the number of shares of Common Stock deemed to be issued and outstanding by reason of the fact that they were issuable upon conversion, exchange or exercise of any such Common Stock Equivalent shall no longer be computed as set forth above, and the Warrant Price shall forthwith be readjusted and thereafter be the price which it would have been (but reflecting any other adjustments in the Warrant Price made pursuant to the provisions of this Section 4 after the issuance of such Common Stock Equivalent) had the adjustment of the Warrant Price been made in accordance with the issuance or sale of the number of Additional Shares of Common Stock actually issued upon conversion, exchange or issuance of such Common Stock Equivalent and thereupon only the number of Additional Shares of Common Stock actually so issued shall be deemed to have been issued and only the consideration actually received by the Issuer (computed as in clause (i) of this subsection (g)) shall be deemed to have been received by the Issuer.

          (iii)  Outstanding Common Stock. The number of shares of Common
                 ------------------------
     Stock at any time outstanding shall (A) not include any shares thereof then directly or indirectly owned or held by or for the account of the Issuer or any of its Subsidiaries, and (B) be deemed to include all shares of Common Stock then issuable upon conversion, exercise or exchange of any then outstanding Common Stock Equivalents or any other evidences of Indebtedness, shares of Capital Stock (including, without limitation, the Preferred Stock) or other Securities which are or may be at any time convertible into or exchangeable for shares of Common Stock or Other Common Stock.

     (h)  Other Action Affecting Common Stock.  In case after the Original Issue
          -----------------------------------
Date the Issuer shall take any action affecting its Common Stock, other than an action described in any of the foregoing subsections (a) through (g) of this
Section 4, inclusive, and the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principle of this Section 4, then the Warrant Price shall be adjusted in such manner and at such time as the Board may in good faith determine to be equitable in the circumstances.

     (i)  Adjustment of Warrant Share Number.  Upon each adjustment in the
          ----------------------------------
Warrant Price pursuant to any of the foregoing provisions of this Section 4, the Warrant Share Number shall be adjusted, to the nearest one hundredth of a whole share, to the product obtained by multiplying the Warrant Share Number immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately before giving effect to such adjustment and the denominator of which shall be the Warrant Price immediately after giving effect to such adjustment. If the Issuer shall be in default under any provision contained in Section 3 of this Warrant so that shares issued at the Warrant Price adjusted in accordance with this Section 4 would not be validly issued, the adjustment of the Warrant Share Number provided for in the foregoing sentence shall nonetheless be made and the Holder of this Warrant shall be entitled to purchase such greater number of shares at the lowest price at which such shares may then be validly issued under applicable law. Such exercise shall not constitute a waiver of any claim arising against the Issuer by reason of its default under Section 3 of this Warrant.

     (j)  Form of Warrant after Adjustments.  The form of this Warrant need not
          ---------------------------------
be changed because of any adjustments in the Warrant Price or the number and kind of Securities purchasable upon the exercise of this Warrant.

     5.   Notice of Adjustments. Whenever the Warrant Price or Warrant Share
          ---------------------
Number shall be adjusted pursuant to Section 4 hereof (for purposes of this Section 5, each an "adjustment"), the Issuer shall cause its Chief Financial Officer to prepare and execute a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Warrant Price and Warrant Share Number after giving effect to such adjustment, and shall cause copies of such certificate to be delivered to the Holder of this Warrant promptly after each adjustment. Any dispute between the Issuer and the Holder of this Warrant with respect to the matters set forth in such certificate may at the option of the Holder of this Warrant be submitted to one of the national accounting firms currently known as the "big five" mutually agreed upon by the Issuer and the Holder or, in the event the Issuer and the Holder are unable to agree, a "big five" national accounting firm (other than the Issuer's independent auditors) selected by the Issuer's independent auditors. The firm selected in the manner as provided in the preceding sentence shall be instructed to deliver a written opinion as to such matters to the Issuer and such Holder within thirty days after submission to it of such dispute. Such opinion shall be final and binding on the parties hereto. The fees and expenses of such accounting firm shall be paid by the Issuer.

     6.   Fractional Shares.  No fractional shares of Warrant Stock will be
          -----------------
issued in connection with and exercise hereof, but in lieu of such fractional shares, the Issuer shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the Per Share Market Value then in effect.

     7.   Definitions.  For the purposes of this Warrant, the following terms
          -----------
have the following meanings:

          "Additional Shares of Common Stock" means all shares of Common Stock
           ---------------------------------
     issued by the Issuer after the Original Issue Date, and all shares of Other Common, if any, issued by the Issuer after the Original Issue Date, except the Warrant Stock and the Preferred Shares.

          "Articles of Incorporation" means the Articles of Incorporation of the
           -------------------------
     Issuer as in effect on the Original Issue Date, and as hereafter from time to time amended, modified, supplemented or restated in accordance with the terms hereof and thereof and pursuant to applicable law.

          "Board" shall mean the Board of Directors of the Issuer.
           -----

          "Capital Stock" means and includes (i) any and all shares, interests,
           -------------
     participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership, (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

          "Common Stock" means the Common Stock, $0.001 par value, of the Issuer
           ------------
     and any other Capital Stock into which such stock may hereafter be changed.

          "Common Stock Equivalent" means any Convertible Security or warrant,
           -----------------------
     option or other right to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Security.

          "Convertible Securities" means evidences of Indebtedness, shares of
           ----------------------
     Capital Stock or other Securities which are or may be at any time convertible into or exchangeable for Additional Shares of Common Stock. The term "Convertible Security" means one of the Convertible Securities.

          "Five Day Average Share Price" means the average of the five (5)
           ----------------------------
     closing bid
     prices of the Issuer's shares of Common Stock (as reported by Bloomberg Financial Markets) in the over-the-market on the electronic bulletin board (the "OTC Bulletin Board") for such security (or on su ch other United
           ------------------
     States stock exchange or public trading market on which the shares of the Company trade if, at the time of the conversion, they are not trading on the OTC Bulletin Board), preceding the date of determination.

          "Governmental Authority" means any governmental, regulatory or self-
           ----------------------
     regulatory entity, department, body, official, authority, commission, board, agency or instrumentality, whether federal, state or local, and whether domestic or foreign.

          "Holder" or "Holders" mean the Person or Persons who shall from time
           ------      -------
     to time own any Warrant.

          "Independent Appraiser" means a nationally recognized or major
           ---------------------
     regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Issuer) that is regularly engaged in the business of appraising the Capital Stock or assets of corporations or other entities as going concerns, and which is not affiliated with either the Issuer or the Holder of any Warrant.

          "Issuer" means SkyLynx Communications, Inc., a Colorado corporation,
           ------
     and its successors.

          "Majority Holders" means at any time the Holders of Warrants
           ----------------
     exercisable for a majority of the shares of Warrant Stock issuable under the Warrants at the time outstanding.

          "Original Issue Date" means April __, 1999.
           -------------------

          "Other Common" means any other Capital Stock of the Issuer of any
           ------------
     class which shall be authorized at any time after the date of this Warrant (other than Common Stock) and which shall have the right to participate in the distribution of earnings and assets of the Issuer without limitation as to amount.

          "OTC Bulletin Board" means the over-the-counter electronic bulletin
           ------------------
     board.

          "Person" means an individual, corporation, limited liability company,
           ------
     partnership, joint stock company, trust, unincorporated organization, joint venture, Governmental Authority or other entity of whatever nature.

          "Per Share Market Value" means on any particular date (a) the Five Day
           ----------------------
     Average Share Price on such date on the OTC Bulletin Board or other registered national stock exchange on which the Common Stock is then listed or if there is no such price on such date, then the Five Day Average Share Price on such exchange or quotation system on the date nearest preceding such date, or (b) if the Common Stock is not listed then on the OTC Bulletin Board or any registered national stock exchange, the Five Day Average

     Share Price in the over-the-counter market, as reported by the OTC Bulletin Board or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the holder, or
     (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an Independent Appraiser selected in good faith by the Majority Holders; provided, however, that the
                                                     --------  -------
     Issuer, after receipt of the determination by such Independent Appraiser, shall have the right to select an additional Independent Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Independent Appraiser; and provided, further
                                                            --------  -------
     that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period. The determination of fair market value by an Independent Appraiser shall be based upon the fair market value of the Issuer determined on a going concern basis as between a willing buyer and a willing seller and taking into account all relevant factors determinative of value, and shall be final and binding on all parties. In determining the fair market value of any shares of Common Stock, no consideration shall be given to any restrictions on transfer of the Common Stock imposed by agreement or by federal or state securities laws, or to the existence or absence of, or any limitations on, voting rights.

          "Preferred Shares" means Common Stock issuable upon the conversion of
           ----------------
     any Preferred Stock.

          "Preferred Stock" means the Series D Preferred Stock issued and sold
           ---------------
     pursuant to the Purchase Agreement.

          "Purchase Agreement" means the Series D Convertible Preferred Stock
           ------------------
     Purchase Agreement dated as of April __, 1999 among the Issuer and the investors a party thereto.

          "Registration Rights Agreement" has the meaning specified in Section
           -----------------------------
     3(e) hereof.

          "Securities" means any debt or equity securities of the Issuer,
           ----------
     whether now or hereafter authorized, any instrument convertible into or exchangeable for Securities or a Security, and any option, warrant or other right to purchase or acquire any Security. "Security" means one of the Securities.

          "Securities Act" means the Securities Act of 1933, as amended, or any
           --------------
     similar federal statute then in effect.

          "Subsidiary" means any corporation at least 50% of whose outstanding
           ----------
     Voting Stock shall at the time be owned directly or indirectly by the Issuer or by one or more of its Subsidiaries, or by the Issuer and one or more of its Subsidiaries.

          "Term" has the meaning specified in Section 1 hereof.
           ----

          "Trading Day" means (a) a day on which the Common Stock is traded on
           -----------
     the over the counter market as reported by the OTC Bulletin Board, or (b) if the Common Stock is not listed on the OTC Bulletin Board, a day on which the Common Stock is traded on any other registered national stock exchange, or (c) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or
     --------  -------
     quoted as set forth in (a), (b) and (c) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

          "Voting Stock", as applied to the Capital Stock of any corporation,
           ------------
     means Capital Stock of any class or classes (however designated) having ordinary voting power for the election of a majority of the members of the Board of Directors (or other governing body) of such corporation, other than Capital Stock having such power only by reason of the happening of a contingency.

          "Warrants" means the Warrants issued and sold pursuant to the Purchase
           --------
     Agreement, including, without limitation, this Warrant, and any other warrants of like tenor issued in substitution or exchange for any thereof pursuant to the provisions of Section 2(c), 2(d) or 2(e) hereof or of any of such other Warrants.

          "Warrant Price" means $8.17, as such price may be adjusted from time
           -------------
     to time as shall result from the adjustments specified in Section 4 hereof.

          "Warrant Share Number" means at any time the aggregate number of
           --------------------
     shares of Warrant Stock which may at such time be purchased upon exercise of this Warrant, after giving effect to all prior adjustments and increases to such number made or required to be made under the terms hereof.

          "Warrant Stock" means Common Stock issuable upon exercise of any
           -------------
     Warrant or Warrants or otherwise issuable pursuant to any Warrant or Warrants.

     8.   Other Notices.  In case at any time:
          -------------

          (A) the Issuer shall make any distributions to the holders of Common Stock; or

          (B) the Issuer shall authorize the granting to all holders of its Common Stock of rights to subscribe for or purchase any shares of Capital Stock of any class or of any Common Stock Equivalents or Convertible Securities or other rights; or

          (C) there shall be any reclassification of the Capital Stock of the Issuer; or

          (D)  there shall be any capital reorganization by the Issuer; or

          (E) there shall be any (i) consolidation or merger involving the Issuer or (ii) sale, transfer or other disposition of all or substantially all of the Issuer's property, assets or business (except a merger or other reorganization in which the Issuer shall be the surviving corporation and its shares of Capital Stock shall continue to be outstanding and unchanged and except a consolidation, merger, sale, transfer or other disposition involving a wholly-owned Subsidiary); or

          (F) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Issuer or any partial liquidation of the Issuer or distribution to holders of Common Stock;

then, in each of such cases, the Issuer shall give written notice to the Holder of the date on which (i) the books of the Issuer shall close or a record shall be taken for such dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be, shall take place. Such notice also shall specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their certificates for Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be. Such notice shall be given at least twenty days prior to the action in question and not less than twenty days prior to the record date or the date on which the Issuer's transfer books are closed in respect thereto. The Issuer shall give to the Holder notice of all meetings and actions by written consent of its stockholders, at the same time in the same manner as notice of any meetings of stockholders is required to be given to stockholders who do not waive such notice (or, if such requires no notice, then two Trading Days written notice thereof describing the matters upon which action is to be taken). The Holder shall have the right to send two representatives selected by it to each meeting, who shall be permitted to attend, but not vote at, such meeting and any adjournments thereof. This Warrant entitles the Holder to receive copies of all financial and other information distributed or required to be distributed to the holders of the Common Stock.

     9.   Amendment and Waiver.  Any term, covenant, agreement or condition in
          --------------------
this Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by the Issuer and the Majority Holders; provided, however, that no such amendment or
                                 --------  -------
waiver shall reduce the Warrant Share Number, increase the Warrant Price, shorten the period during which this Warrant may be exercised or modify any provision of this Section 9 without the consent of the Holder of this Warrant.

     10.  Governing Law.  THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN
          -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW

YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

    11.   Notices.  Any and all notices or other communications or deliveries
          -------
required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earlier of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice prior to 5:00 p.m., New York Time, on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice later than 5:00 p.m., New York Time, on any date and earlier than 11:59 p.m., New York Time, on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be with respect to the Holder of this Warrant or of Warrant Stock issued pursuant hereto, addressed to such Holder at its last known address or facsimile number appearing on the books of the Issuer maintained for such purposes, or with respect to the Issuer, addressed to:

          SkyLynx Communications, Inc.
          600 South Cherry Street
          Suite 305
          Denver, CO  80246
          Attention: Jeffery A. Mathias, President and CEO
          Facsimile No.: (303) 316-0404

or to such other address or addresses or facsimile number or numbers as any such party may most recently have designated in writing to the other parties hereto by such notice. Copies of notices to the Issuer shall be sent to Kelley Drye & Warren LLP, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut 06901-3229, Attention: M. Ridgway Barker, Esq., Facsimile no.: (203) 324-1400. Copies of notices to the Holder shall be sent to the address or addresses specified for such Holder on Exhibit A to the Purchase Agreement.

     12.  Warrant Agent. The Issuer may, by written notice to each Holder of
          -------------
this Warrant, appoint an agent having an office in New York, New York for the purpose of issuing shares of Warrant Stock on the exercise of this Warrant pursuant to subsection (b) of Section 2 hereof, exchanging this Warrant pursuant to subsection (d) of Section 2 hereof or replacing this Warrant pursuant to subsection (d) of Section 3 hereof, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

     13.  Remedies. The Issuer stipulates that the remedies at law of the
          --------
Holder of this Warrant in the event of any default or threatened default by the Issuer in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

     14.  Successors and Assigns. This Warrant and the rights evidenced hereby
          ----------------------
shall inure
to the benefit of and be binding upon the successors and assigns of the Issuer, the Holder hereof and (to the extent provided herein) the Holders of Warrant Stock issued pursuant hereto, and shall be enforceable by any such Holder or Holder of Warrant Stock

     15.  Modification and Severability.  If, in any action before any court or
          -----------------------------
agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Warrant, but this Warrant shall be construed as if such unenforceable provision had never been contained herein.

    16.   Headings. The headings of the Sections of this Warrant are for
          --------
convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

              [Remainder of this page intentionally left blank.]

     IN WITNESS WHEREOF, the Issuer has executed this Warrant as of the day and year first above written.

                                   SKYLYNX COMMUNICATIONS, INC.


                                   By:__________________________
                                       Name:
                                       Title:

                                 EXERCISE FORM

                         SKYLYNX COMMUNICATIONS, INC.

The undersigned _______________, pursuant to the provisions of the within Warrant, hereby elects to purchase _____ shares of Common Stock of ___________________ covered by the within Warrant.

Dated: _________________      Signature  ___________________________

                              Address    _____________________
                                         _____________________


                                  ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint _____________, attorney, to transfer the said Warrant on the books of the within named corporation.

Dated: _________________      Signature  ___________________________

                              Address    _____________________
                                         _____________________


                              PARTIAL ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the right to purchase _________ shares of Warrant Stock evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint ___________________, attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated: _________________      Signature  ___________________________

                              Address    _____________________
                                         _____________________

                          FOR USE BY THE ISSUER ONLY:

This Warrant No. W-_____ cancelled (or transferred or exchanged) this _____ day of ___________, _____, shares of Common Stock issued therefor in the name of _______________, Warrant No. W-_____ issued for ____ shares of Common Stock in the name of _______________.